Exhibit 10.2

SECOND AMENDMENT TO ONCOSIGNATURE COMPANION DIAGNOSTIC AGREEMENT

This Second Amendment to Oncosignature Companion Diagnostic Agreement (the “Second Amendment”) is made and entered into as of June 19, 2023 (the “Second Amendment Effective Date”) by and between:

Acrivon Therapeutics, Inc., a Delaware corporation with its principal place of business at 480 Arsenal Way, Suite 100, Watertown, MA 02472 (“Acrivon”), and

Akoya Biosciences, Inc., a Delaware corporation with its principal place of business at 100 Campus Drive, 6th floor, Marlborough, MA 01752 (“Akoya”).

Acrivon and Akoya are each referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Acrivon and Akoya are parties to that certain Oncosignature Companion Diagnostic Agreement, dated June 17, 2022, as amended on December 21, 2022 (the “Agreement”), under which the Parties are collaborating to develop, validate, obtain regulatory approval for, and commercialize a companion diagnostic test for use with Prexasertib; and

Whereas, the Parties now wish to amend certain terms of the Agreement, as set forth in more detail below.

Now therefore, in consideration of the mutual promises and agreement set forth herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Schedule 3.5 of the Agreement is hereby deleted and replaced in its entirety with Schedule 3.5 attached to this Second Amendment as Exhibit A.
2.
This Second Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The validity, performance, construction, and effect of this Second Amendment shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would cause the application of the laws of another jurisdiction. This Second Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

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In Witness Whereof, the Parties have executed this Second Amendment in duplicate originals by their proper officers as of the Second Amendment Effective Date.

Acrivon Therapeutics, Inc. By: /s/ Eric Devroe Name: Eric Devroe Date: June 19, 2023	Akoya Biosciences, Inc. By: /s/ Johnny Ek Name: Johnny Ek Date: June 20, 2023

Exhibit A

Schedule 3.5

Development Milestones; Development Milestone Payments

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